EXHIBIT 99.1
FOR IMMEDIATE RELEASE
ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. BOARD AUTHORIZES NEW
STOCK REPURCHASE PROGRAM
COMPANY DECLARES QUARTERLY CASH DIVIDEND OF $0.10 PER SHARE
DURANGO, Colorado (February 19, 2008) — Rocky Mountain Chocolate Factory, Inc. (Nasdaq/GM: RMCF) (the “Company”), which franchises gourmet chocolate and confection stores and manufactures an extensive line of premium chocolates and other confectionery products, today announced that its Board of Directors has authorized the repurchase of approximately $3 million of the Company’s outstanding common stock in the open market, or in private transactions, whenever deemed appropriate by management.
The Company recently completed a $5 million stock repurchase program that was authorized by the Board of Directors in May 2007. Under this authorization, the Company repurchased approximately 412,000 shares of its common stock at an average price of $12.13 per share.
During the past eight years, the Company has repurchased approximately 3,909,000 shares of its common stock (adjusted for stock splits and stock dividends) under Board authorizations, at an average price of $5.09 per share.
“Rocky Mountain Chocolate Factory continues to enjoy strong operating cash flows that are well in excess of our capital spending requirements,” stated Bryan Merryman, Chief Operating Officer and Chief Financial Officer of the Company. In light of the recent pullback in our stock price, along with the completion of our previous share repurchase program and our confidence in the Company’s long-term prospects for revenue and earnings growth, the Board has authorized management to invest up to $3 million to repurchase additional shares of our common stock.”
The Company also announced that its Board of Directors has declared a fourth quarter cash dividend of $0.10 per common share outstanding. The cash dividend will be payable March 14, 2008, to shareholders of record at the close of business February 29, 2008. The Company began paying cash dividends in September 2003 and has increased the quarterly dividend payout ten times since its initial cash dividend was paid.
Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate and confection stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. As of February 15, 2008, the Company and its franchisees operated 331 stores in 38 states, Canada and the United Arab Emirates. The Company’s common stock is listed on The NASDAQ Global Market under the symbol “RMCF”.
Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties, and the Company undertakes no obligation to update any forward-looking information. Risks and uncertainties that could cause cash flows to decrease or actual results to differ materially include, without limitation, inability to open the number of new stores that are scheduled to open in January and February 2008, performance of our franchisees and Company-owned stores may be worse than expected in the fourth quarter of FY2008, seasonality, consumer interest in the Company’s products, general economic conditions, consumer trends, costs and availability of raw materials, competition, the effect of government regulations, the success of the Company’s agreement with The Grove, Inc. to open new airport stores and other risks. Readers are referred to the Company’s periodic reports filed with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. The information contained in this press release is a statement of the Company’s present intentions, beliefs or expectations and is based upon, among other things, the existing business environment, industry conditions, market conditions and prices, the economy in general and the Company’s assumptions. The Company may change its intentions, beliefs or expectations at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise. The cautionary statements contained or referred to in this press release should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue.
For Further Information, Contact Bryan J. Merryman COO/CFO (970) 259-0554